UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 25, 2009
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

001-32935 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
9229 Delegates Row, Suite 260, Indianapolis, Indiana 46240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 569-8234
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On March 25, 2009, Arcadia Resources, Inc. (“Arcadia” or the “Company”) entered into a Master Exchange Agreement (the “Exchange Agreement”) with JANA Master Fund, Ltd. (“JANA”), Vicis Capital Master Fund (“Vicis”) and LSP Partners, LP (“LSP”). JANA, Vicis and LSP are sometimes collectively referred to as the “Lenders.” Pursuant to the Exchange Agreement, the parties conducted the series of transactions described below.
Upon execution of the Exchange Agreement, (a) pursuant to a Note Indebtedness Purchase Agreement dated March 25, 2009 (the “Note Purchase Agreement”), Vicis purchased from JANA $2,000,000 of the principal balance of the $12,000,000 Second Amended and Restated Promissory Note, dated March 31, 2008, issued by Arcadia to JANA (the “JANA Unsecured Note”); (b) Arcadia, and certain subsidiaries of Arcadia (the “Borrowers”) and JANA entered into an Assignment and Assumption Agreement dated March 25, 2009 (the “Assignment and Assumption Agreement”) pursuant to which the Borrowers assigned to Arcadia (with full recourse) all indebtedness of the Borrowers to JANA under the Revolving Line of Credit and Security Agreement dated as of March 31, 2008, and the related promissory note in the principal amount of $5,000,000 (the “JANA Secured Note”); (c) JANA advanced to Arcadia an additional loan of $2,000,000 which was added to the principal amount of the JANA Unsecured Note; and (d) LSP advanced to Arcadia a loan in the principal amount of $1,000,000 and Arcadia issued a promissory note to LSP related thereto (the “New LSP Note”).
Following the consummation of the transactions set forth above, (a) JANA exchanged the JANA Unsecured Noted and the JANA Secured Note, including accrued interest thereon, for a new promissory note issued by Arcadia to Jana in the principal amount of $18,035,367 (the “New JANA Note”); and (b) Vicis exchanged a Promissory Note in the original principal amount of $5,000,000, dated March 31, 2008, issued by Arcadia to Vicis (as amended), including accrued interest thereon, and the $2,000,000 principal amount of promissory notes purchased under the Note Purchase Agreement, for a new promissory note issued by Arcadia to Vicis in the principal amount of $7,882,407 (the “New Vicis Note” and together with the New JANA Note and the New LSP Note, the “New Promissory Notes”).
The New Promissory Notes have a Maturity Date of April 1, 2012 and accrue simple interest at the rate of 10% per annum. Quarterly interest payments may be made in cash or additional promissory notes, at the election of the Company. The New Promissory Notes may be prepaid at any time by the Company. The New Promissory Notes contain covenants relating to, among other items, limitations on additional indebtedness, issuance of new equity securities and application of Net Proceeds (as defined therein) from future asset sales. The New Promissory Notes provide that the first $2,000,000 in Net Proceeds of any Business Line Sale (as defined therein) shall be retained by the Company. Additional Net Proceeds are then paid to JANA, Vicis and LSP as provided in the New Promissory Notes. After these promissory note prepayments are made, Net Proceeds up to $20,000,000 are split 50% to the Company and 50% to be paid pro-rata to the Lenders.

Thereafter, Net Proceeds are split 25% to the Company and 75% to the Lenders. Any payments made to the Lenders will reduce the obligations evidenced by the New Promissory Notes.
Pursuant to the Exchange Agreement, (a) Arcadia agreed to document and perfect certain security interests for the New Promissory Notes replacing previously granted collateral securing the JANA Secured Note; (b) Arcadia agreed to grant, document and perfect certain additional security interests in assets of Arcadia and certain of its subsidiaries; (c) Arcadia agreed to cause certain of its subsidiaries to enter into guarantees; and (d) JANA and Vicis agreed to vote all of the Beneficially Owned Shares (as defined therein) in favor of certain actions submitted for a vote to the shareholders of Arcadia.
Concurrently with the issuance of the New JANA Note and the New Vicis Note, (a) JANA cancelled and exchanged three of its Common Stock Purchase Warrants evidencing in the aggregate the right to purchase 1,522,000 shares of Arcadia common stock at an exercise price of $0.50 per share in consideration of the Company’s agreement to issue it 1,522,000 shares of Arcadia common stock; (b) an affiliate of JANA cancelled and exchanged its Common Stock Purchase Warrant evidencing the right to purchase 50,000 shares of Arcadia common stock at an exercise price of $1.28 per share in consideration of the Company’s agreement to issue it 50,000 shares of Arcadia common stock; (c) JANA exercised in full its Series B-1 Common Stock Purchase Warrant dated September 28, 2005 to purchase 4,444,444 shares of Arcadia common stock at an exercise price of $0.001 per share on a net share basis (which will result in a net issuance of 4,432,748 shares of common stock); (d) JANA cancelled and surrendered to the Company its Series B-2 Common Stock Purchase Warrant dated September 28, 2005 evidencing the right to purchase 1,555,555 shares of Arcadia common stock at an exercise price of $2.25 per share for no additional consideration; (e) Vicis exercised in full the previously unexercised portion of its Series B-1 Common Stock Purchase Warrant dated September 26, 2005 to purchase 4,101,389 shares of Arcadia common stock at an exercise price of $0.001 per share on a net share basis (which will result in a net issuance of 4,090,596 shares of common stock); and (f) Vicis cancelled and surrendered its Series B-2 Common Stock Purchase Warrant evidencing the right to purchase 3,111,111 shares of Arcadia common stock at an exercise price of $1.20 per share in consideration for the Company’s agreement to issue it 4,044,444 shares of common stock.
In addition, all holders of the Common Stock Purchase Warrants issued by Arcadia in May 2007 (“May 2007 Warrants”) agreed to exchange the May 2007 Warrants for additional shares of Arcadia common stock. Each right to purchase one share of Arcadia common stock under the May 2007 Warrants was exchanged for one share of Arcadia common stock. Accordingly, the Company agreed to issue an aggregate of 2,754,726 shares of common stock in exchange for the May 2007 Warrants. The Company also agreed to issue 50,000 shares of common stock to a financial advisor as compensation for its assistance in communicating with the holders of the May 2007 Warrants.

In consideration of providing the loans evidenced by the New Promissory Notes, Arcadia agreed to issue 4,057,958 shares of common stock to JANA, 1,773,542 shares of common stock to Vicis, and 225,000 shares of common stock to LSP.
Finally, in addition to the financial advisory fee payable by the Company to its financial advisor in connection with the foregoing transactions, the Company agreed to (i) issue 636,000 shares of common stock to affiliates of such advisor in exchange for Common Stock Purchase Warrants held by such affiliates evidencing the right to purchase 636,000 shares of Arcadia common stock; and (ii) modify the terms of other Common Stock Purchase Warrants held by such affiliates evidencing in the aggregate the right to purchase 1,070,796 shares of Arcadia common stock, including a reduction in the exercise price of such warrants to $0.50 per share.
The shares issuable by the Company pursuant to all of the foregoing transactions will be issued as soon as practicable upon compliance with applicable stock exchange listing requirements which is expected to occur no later than April 15, 2009. No cash consideration was received by Arcadia for the shares. The Arcadia common stock is being issued pursuant to exemptions from registration pursuant to Section 4(2) or Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
The Company has undertaken to register under the Securities Act the resale of common stock issued pursuant to the foregoing transactions as soon as practicable, but in no event later than July 31, 2009.
The foregoing description of the Exchange Agreement, the New JANA Note, the New Vicis Note, the New LSP Note and the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 with respect to the Exchange Agreement, the New Promissory Notes and the Assignment and Assumption Agreement is incorporated into this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities
The information set forth above under Item 1.01 with respect to the issuance of shares of Arcadia common stock to the Lenders and warrant holders is incorporated into this Item 3.02 by reference.
Item 5.02 Appointment of Certain Compensatory Arrangements of Certain Executive Officers

On March 26, 2009, upon recommendation of the Compensation Committee of the Board of Directors of Arcadia, the Board of Directors established base salaries for each of the three executive officers of the Company. These executive officers subsequently voluntarily agreed to reduce their base salaries by 10% in fiscal year 2010 as part of the Company’s overall cost reduction efforts in light of current economic and business conditions. Accordingly, (a) the base salary of Marvin Richardson, President and Chief Executive Officer, for fiscal year 2010 was set at $405,000, down from the $450,000 Base Salary previously established for Richardson; (b) the base salary of Matthew R. Middendorf, Chief Financial Officer and Secretary, for fiscal year 2010 was set at $225,000, down from the $250,000 Base Salary previously established for Middendorf; (c) the base salary of Steven L. Zeller, Chief Operating Officer, was set at $225,000 for fiscal year 2010, down from the $250,000 Base Salary previously established for Zeller.
Item 7.01 Regulation FD Disclosure
Arcadia issued a press release on March 27, 2009 announcing the Exchange Agreement and related transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits
(d) The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Master Exchange Agreement by and among Arcadia Resources, Inc., JANA Master Fund, Ltd., Vicis Capital Master Fund and LSP Partners, LP dated March 25, 2009.

10.2	Promissory Note in the principal amount of $18,035,367 dated March 25, 2009 payable to JANA Master Fund, Ltd.

10.3	Promissory Note in the principal amount of $7,882,407 dated March 25, 2009 payable to Vicis Capital Master Fund.

10.4	Promissory Note in the amount of $1,000,000 dated March 25, 2009 payable to LSP Partners, L.P.

10.5	Assignment and Assumption Agreement by and among Arcadia Resources, Inc. and certain of its subsidiaries and JANA Master Fund, Ltd., dated March 25, 2009

99.1	Press Release dated March 27, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary
Dated: March 31, 2009